                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

  Set forth below is a list of certain subsidiaries of the Company at March 2, 1998. All of the voting securities of each named subsidiary are owned by the Company or by another subsidiary of the Company.

SUBSIDIARIES

  Eckerd Corporation (Delaware)
  Fay's Incorporated (New York)
  J. C. Penney Insurance Group, Inc.(Delaware)
  J. C. Penney Funding Corporation (Delaware)
  J. C. Penney Life Insurance Company (Vermont)
  JCPenney Card Bank (National Association)
  J. C. Penney Properties, Inc. (Delaware)
  JCP Realty, Inc. (Delaware)
  JCP Receivables, Inc. (Delaware)
  Thrift Drug, Inc. (Delaware)


  Separate financial statements are filed for J. C. Penney Funding Corporation and Eckerd Corporation, each of which is a consolidated subsidiary, in their respective separate Annual Reports on Form 10-K.

  The names of other subsidiaries have been omitted because these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.